Exhibit 99.1

Contacts:  Martin J. Landon – Investors
KCI
(210) 255-6494

Elliot Sloane – Media
Sloane & Company
(212) 446-1860

KINETIC CONCEPTS REPORTS
THIRD QUARTER AND NINE MONTH
FINANCIAL RESULTS FOR 2005

Third Quarter Highlights

      -  Total revenue increased 21% to $312.3 million
      -  U.S. V.A.C. revenue increased 26% to $188.0 million
      -  Novamedix litigation settlement charge of $72.0 million before taxes, $47.4 million after-tax, or
         $0.65 per diluted share
      -  Net loss of $1.2 million and net loss per diluted share of $0.02, including litigation settlement expense, compared to net earnings of $32.8 million and net earnings per diluted share of $0.46 in the
         2004 quarter
      -  Non-GAAP net earnings and diluted earnings per share of $46.3 million and $0.63, representing increases of 41% and 37%, respectively, over the prior year

Nine Month Highlights

      -  Total revenue increased 23% to $886.5 million
      -  U.S. V.A.C. revenue increased 26% to $511.6 million
      -  Net earnings of $75.8 million, including $47.4 million litigation settlement expense, compared to a net loss of $3.3 million, including 2004 IPO and follow-on stock offering expenses
      -  Net earnings per diluted share of $1.04, which was reduced by $0.65 litigation settlement expense

San Antonio, Texas, October 25, 2005 – Kinetic Concepts, Inc. (NYSE: KCI) today reported third quarter 2005 total revenue of $312.3 million, an increase of 21% from the third quarter of 2004.  Total revenue for the first nine months of 2005 was $886.5 million, a 23% increase from the prior-year period.  Foreign currency exchange movements favorably impacted total revenue for the third quarter and first nine months of 2005 by 1% and 2%, respectively, compared to the corresponding periods of the prior year.

During the 2005 third quarter, the Company announced that it reached an agreement to settle its 13-year old litigation with Novamedix Limited.  Under the terms of the settlement, KCI agreed to pay Novamedix $75.0 million.  The settlement payment resulted in a charge of $72.0 million, net of recorded reserves of $3.0 million, or $47.4 million and $0.65 per diluted share, net of taxes.

As a result of the litigation settlement, the Company reported a net loss for the third quarter of 2005 of $1.2 million compared to net earnings of $32.8 million for the same period in 2004.  For the third quarter, the Company reported a corresponding net loss per diluted share of $0.02 compared to net earnings per diluted share of $0.46 for the third quarter of 2004.  On a non-GAAP basis, excluding the litigation settlement expense, third quarter net earnings of $46.3 million increased 41% from the prior year.  Diluted earnings per share on a non-GAAP basis, excluding the litigation expense, were $0.63 per share for the 2005 third quarter compared to $0.46 per diluted share under GAAP in 2004, an increase of 37%.

For the first nine months of 2005, net earnings were $75.8 million, including litigation settlement expense, compared to a net loss of $3.3 million for the same period in 2004, including IPO and follow-on stock offering expenses.  Earnings per diluted share were $1.04 for the first nine months of 2005 compared to a net loss per share of $0.05 for the same period of 2004.

On a non-GAAP basis, excluding the litigation settlement expense for 2005 and IPO and follow-on stock offering expenses for 2004, net earnings for the first nine months of 2005 were $123.2 million compared to $83.9 million for the same period in 2004, an increase of 47%.  Earnings per diluted share, on that same non-GAAP basis, were $1.69 for the first nine months of 2005, an increase of 42% from the year-ago period.

“Our third quarter financial results reflect continuing demand for V.A.C. therapy in our U.S. and international markets,” said Dennert O. Ware, President and Chief Executive Officer of KCI.  “We settled a long-outstanding legal case that pertained to a product line that is not core to our business, while generating strong operating returns during the period.”

Revenue Recap

Domestic revenue was $232.3 million for the third quarter and $646.4 million for the first nine months of 2005, representing increases of 20% and 19%, respectively, from the prior year due to increased rental and sales volumes for V.A.C. wound healing devices and related disposables.  International revenue of $80.0 million for the third quarter and $240.1 million for the first nine months of 2005 increased 25% and 36%, respectively, compared to the prior year, due to increased V.A.C. demand and higher than expected first quarter surfaces sales.  Foreign currency exchange movements favorably impacted international revenue by 2% during the third quarter and 6% during the first nine months of 2005.

Worldwide V.A.C. revenue was $240.5 million for the third quarter of 2005, and $658.9 million for the first nine months, representing increases of 30% and 32%, respectively, from the corresponding periods of the prior year.  Foreign currency exchange movements favorably impacted worldwide V.A.C. revenue by 1% during the third quarter and first nine months of the prior year.  The growth in V.A.C. revenue stemmed from volume increases driven by our continued focus on marketing and selling efforts combined with higher than expected international V.A.C. sales in the first quarter of 2005.

Worldwide surfaces revenue was $71.8 million for the third quarter and $227.6 million for the first nine months of 2005, representing continued stability in the third quarter and a 4% increase for the first nine months resulting primarily from higher international surfaces sales in the first quarter.  For the third quarter, higher international units in use were offset by lower unit pricing due to pricing pressure on lower-end therapies, which was partially offset by favorable product mix shifts in the U.S.   Foreign currency exchange movements favorably impacted worldwide surfaces revenue by 1% in the third quarter and by 2% for the first nine months of 2005 compared to the same periods one year ago.

Income Tax Rate

The effective income tax rate for the first nine months of 2005 was 34.0% compared to 36.0% for the same period in 2004.  The income tax rate reduction was primarily attributable to a higher portion of taxable income being generated in lower tax jurisdictions, as well as favorable resolution of certain foreign tax audits.

Outlook

The following guidance is based on current information and expectations as of October 25, 2005:

KCI presently projects full year 2005 total revenue of $1.20 – $1.25 billion based on continued demand for its V.A.C. negative pressure wound therapy devices and related supplies.  The Company currently projects full year 2005 U.S. V.A.C. revenue to be $705 – $730 million.  Net earnings per diluted share for 2005 are currently projected on a non-GAAP basis to be $2.25 – $2.30 per share, or on a GAAP basis, including the settlement, $1.60 – $1.65 per diluted share, in each case based upon a weighted average diluted share count estimate of 73.0 – 73.5 million shares.

KCI's business outlook as of today is expected to be available on KCI's Investor Relations web site.  It is currently expected that a business outlook update will not be announced until the release of KCI's next quarterly earnings announcement, notwithstanding subsequent developments.  Although KCI undertakes no duty to update its business outlook, KCI may update the full business outlook or any portion thereof at any time.

Earnings Release Conference Call

As previously announced, we have scheduled an earnings release conference call for 8:30 a.m. eastern daylight time today, Tuesday, October 25, 2005.  The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number:	800-291-9234
International Dial-in Number:	+617-614-3923
Participant Code:	92754634

This call is being webcast by CCBN and can be accessed at the Kinetic Concepts, Inc. web site at http://www.kci1.com/investor/index.asp, and clicking on Web cast – Q3 2005 Kinetic Concepts Earnings Call.  The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com and institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).  An archive of the webcast will be available at http://www.kci1.com/investor/index.asp until October 24, 2006.

Non-GAAP Financial Information

We have presented net earnings and earnings per share for periods in 2005 and 2004 on a non-GAAP basis to exclude the litigation settlement charge in 2005 and the impact of costs and expenses and the acceleration of the in-kind preferred stock dividends incurred as a result of the initial public and follow-on offerings in 2004.  These non-GAAP financial measures do not replace the presentation of our GAAP financial results.  We have provided this supplemental non-GAAP information because it may provide meaningful information regarding our results on a basis that better facilitates comparisons between the periods presented.  Management uses this non-GAAP financial information, along with GAAP information, for evaluating historical results.  In addition, management believes some investors may use this information in a similar fashion.

The non-GAAP information is not prepared in accordance with U.S. generally accepted accounting principles and may differ from the non-GAAP information used by other companies.  Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP.  Moreover, there are material limitations associated with the use of non-GAAP information.  In this regard, while the specific transactions causing the non-GAAP expenses or dividends are historical, the Company in the future may effect other transactions, such as settlements, public offerings, acquisitions or restructurings, that may trigger similar expenses.  For these reasons, our non-GAAP information may be less useful to investors than the GAAP information also provided.  A reconciliation of our non-GAAP information to our GAAP information appears following the financial statements.

About KCI

Kinetic Concepts, Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces. We design, manufacture, market and service a wide range of proprietary products that can improve clinical outcomes while helping to reduce the overall cost of patient care. Our advanced wound care systems incorporate our proprietary V.A.C.® technology, which has been clinically demonstrated to help promote wound healing and can help reduce the cost of treating patients with serious wounds.  Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address pulmonary complications associated with immobility and to prevent skin breakdown. We have an infrastructure designed to meet the specific needs of medical professionals and patients across all health care settings including acute care hospitals, extended care facilities and patients' homes both in the United States and abroad.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, management's outlook, estimates of future performance, revenue and earnings growth objectives.  The forward-looking statements contained herein are based on our current expectations and are subject to a number of risks and uncertainties which could cause us to fail to achieve our current financial projections and other expectations, such as a change in the demand for the V.A.C. resulting from increased competition, a change in payer reimbursement policies, our ability to protect our intellectual property rights, related and other litigation, and general economic conditions. All information set forth in this release and its attachments is as of October 25, 2005.  We undertake no duty to update this information.  More information about potential factors that could cause our results to differ or adversely affect our business and financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005 and June 30, 2005, including, among other sections, under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the SEC and available at the SEC's website at www.sec.gov.  Additional information will also be set forth in those sections in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2005, which will be filed with the SEC in early November 2005.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,			Nine months ended September 30,
			%			%
	2005	2004	Change	2005	2004	Change
Revenue:
Rental	$ 221,747	$ 188,637	17.6%	$ 628,732	$ 530,124	18.6%
Sales	90,601	68,525	32.2	257,799	188,857	36.5
	_______	_______		_______	_______
Total revenue	312,348	257,162	21.5	886,531	718,981	23.3

Rental expenses	136,160	112,422	21.1	394,412	323,392	22.0
Cost of goods sold	22,564	18,816	19.9	64,682	52,144	24.0
	_______	_______		_______	_______
Gross profit	153,624	125,924	22.0	427,437	343,445	24.5

Selling, general and administrative expenses	73,269	61,728	18.7	201,494	167,176	20.5
Research and development expenses	7,724	7,544	2.4	20,697	21,851	(5.3)
Litigation settlement expense	72,000	-	-	72,000	-	-
Initial public offering expenses	-	-	-	-	19,836	-
Secondary offering expenses	-	-	-	-	2,219	-
	_______	_______		_______	_______
Operating earnings	631	56,652	(98.9)	133,246	132,363	0.7

Interest income and other	2,504	214	-	3,522	743	374.0
Interest expense	(5,989)	(7,566)	(20.8)	(18,898)	(37,460)	(49.6)
Foreign currency gain (loss)	218	1,964	(88.9)	(3,040)	1,701	-
	_______	_______		_______	_______
Earnings (loss) before income
taxes (benefit)	(2,636)	51,264	-	114,830	97,347	18.0

Income taxes (benefit)	(1,484)	18,455	-	39,042	35,045	11.4
	_______	_______		_______	_______
Net earnings (loss)	$ (1,152)	$ 32,809	-	$ 75,788	$ 62,302	21.6%

Series A convertible preferred stock dividends	-	-	-	-	(65,604)	-
	_______	_______		_______	_______
Net earnings (loss) available to
common shareholders	$ (1,152)	$ 32,809	-	$ 75,788	$ (3,302)	-
	_______	_______		_______	_______
Net earnings (loss) per share available
to common shareholders:
Basic	$ (0.02)	$ 0.49	-	$ 1.09	$ (0.05)	-
	_______	_______		_______	_______
Diluted (1)	$ (0.02)	$ 0.46	-	$ 1.04	$ (0.05)	-
	_______	_______		_______	_______
Weighted average shares outstanding:
Basic	69,587	66,767		69,229	60,751
	_______	_______		_______	_______
Diluted (1)	69,587	71,774		73,019	60,751
	_______	_______		_______	_______

(1) Due to their antidilutive effect, 3,545 dilutive potential common shares from stock options have been excluded from the diluted weighted average shares calculation for the three months ended September 30, 2005. In addition, due to their antidilutive effect, 5,606 dilutive potential common shares from stock options and 3,994 dilutive potential common shares from the preferred stock conversion have been excluded from the diluted weighted average shares calculation for the nine months ended September 30, 2004.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Condensed Consolidated Statements of Operations (1)
For the three months ended September 30,
(in thousands, except per share data)
(unaudited)

	2005
			Excluding
		Litigation	Litigation
		Settlement	Settlement	2004	%
	GAAP	(non-GAAP)	(non-GAAP)	GAAP	Change (2)
Revenue:
Rental	$ 221,747	$ -	$ 221,747	$ 188,637	17.6%
Sales	90,601	-	90,601	68,525	32.2
	_______	_______	_______	_______
Total revenue	312,348	-	312,348	257,162	21.5%

Rental expenses	136,160	-	136,160	112,422	21.1
Cost of goods sold	22,564	-	22,564	18,816	19.9
	_______	_______	_______	_______
Gross profit	153,624	-	153,624	125,924	22.0%

Selling, general and administrative expenses	73,269	-	73,269	61,728	18.7
Research and development expenses	7,724	-	7,724	7,544	2.4
Litigation settlement expense	72,000	(72,000)	-	-	-
	_______	_______	_______	_______
Operating earnings	631	72,000	72,631	56,652	28.2%

Interest income and other	2,504	-	2,504	214	-
Interest expense	(5,989)	-	(5,989)	(7,566)	(20.8)
Foreign currency gain	218	-	218	1,964	(88.9)
	_______	_______	_______	_______
Earnings (loss) before income taxes (benefit)	(2,636)	72,000	69,364	51,264	35.3%
Income taxes (benefit)	(1,484)	24,559	23,075	18,455	25.0
	_______	_______	_______	_______
Net earnings (loss)	$ (1,152)	$ 47,441	$ 46,289	$ 32,809	41.1%
	_______	_______	_______	_______
Net earnings (loss) per share:
Basic	$ (0.02)	$ 0.69	$ 0.67	$ 0.49	36.7%
	_______	_______	_______	_______
Diluted (3)	$ (0.02)	$ 0.65	$ 0.63	$ 0.46	37.0%
	_______	_______	_______	_______
Weighted average shares outstanding:
Basic	69,587		69,587	66,767
	_______		_______	_______
Diluted (3)	69,587		73,132	71,774
	_______		_______	_______

(1) These non-GAAP financial measures do not replace the presentation of our GAAP financial results. See “Non-GAAP Financial Information”
on page 3 of this press release for further discussion of our non-GAAP financial information.
(2) The percentage change reflects the percentage variance between the 2005 non-GAAP results, excluding the litigation settlement, and the
2004 GAAP results.
(3) Due to their antidilutive effect, 3,545 dilutive potential common shares from stock options have been excluded from the GAAP diluted weighted average shares calculation for the three months ended September 30, 2005

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Condensed Consolidated Statements of Earnings (1)
For the nine months ended September 30,
(in thousands, except per share data)
(unaudited)

	2005			2004
						Excluding
					Costs and	Costs and
					Expenses	Expenses
					Related to	Related to
			Excluding		Offerings	Offerings
		Litigation	Litigation		and Debt	and Debt
		Settlement	Settlement		Prepayments	Prepayments	%
	GAAP	(non-GAAP)	(non-GAAP)	GAAP	(non-GAAP)	(non-GAAP)	Change (2)
Revenue:
Rental	$ 628,732	$ -	$ 628,732	$ 530,124	$ -	$ 530,124	18.6%
Sales	257,799	-	257,799	188,857	-	188,857	36.5
	_______	______	_______	_______	_______	_______
Total revenue	886,531	-	886,531	718,981	-	718,981	23.3%

Rental expenses	394,412	-	394,412	323,392	-	323,392	22.0
Cost of goods sold	64,682	-	64,682	52,144	-	52,144	24.0
	_______	______	_______	_______	_______	_______
Gross profit	427,437	-	427,437	343,445	-	343,445	24.5%

Selling, general and
administrative expenses	201,494	-	201,494	167,176	-	167,176	20.5
Research and development
expenses	20,697	-	20,697	21,851	-	21,851	(5.3)
Litigation settlement expense	72,000	(72,000)	-	-	-	-	-
Initial public offering expenses	-	-	-	19,836	(19,836)	-	-
Secondary offering expenses	-	-	-	2,219	(2,219)	-	-
	_______	______	_______	_______	_______	_______
Operating earnings	133,246	72,000	205,246	132,363	22,055	154,418	32.9%

Interest income and other	3,522	-	3,522	743	-	743	374.0
Interest expense	(18,898)	-	(18,898)	(37,460)	11,689	(25,771)	(26.7)
Foreign currency gain (loss)	(3,040)	-	(3,040)	1,701	-	1,701	-
	_______	______	_______	_______	_______	_______
Earnings before income
taxes	114,830	72,000	186,830	97,347	33,744	131,091	42.5%
Income taxes	39,042	24,559	63,601	35,045	12,148	47,193	34.8
	_______	______	_______	_______	_______	_______
Net earnings	$ 75,788	$ 47,441	$ 123,229	$ 62,302	$ 21,596	$ 83,898	46.9%
Series A convertible preferred
stock dividends	-	-	-	(65,604)	65,604	-	-
	_______	______	_______	_______	_______	_______
Net earnings (loss)
available to common
shareholders	$ 75,788	$ 47,441	$ 123,229	$ (3,302)	$ 87,200	$ 83,898	46.9%
	_______	______	_______	_______	_______	_______
Net earnings (loss) per
share available to
common shareholders:
Basic	$ 1.09	$ 0.69	$ 1.78	$ (0.05)	$ 1.43	$ 1.38	29.0%
	_______	_______	_______	_______	_______	_______
Diluted (3)	$ 1.04	$ 0.65	$ 1.69	$ (0.05)	$ 1.24	$ 1.19	42.0%
	_______	_______	_______	_______	_______	_______
Weighted average
shares outstanding:
Basic	69,229		69,229	60,751		60,751
	_______		_______	_______		_______
Diluted (3)	73,019		73,019	60,751		70,351
	_______		_______	_______		_______

(1) These non-GAAP financial measures do not replace the presentation of our GAAP financial results. See “Non-GAAP Financial
Information” on page3 of this press release for further discussion of our non-GAAP financial information.
(2) The percentage change reflects the percentage variance between the 2005 non-GAAP results, excluding the litigation settlement, and the 2004 non-GAAP results, excluding offering and debt prepayment related costs and expenses.
(3) Due to their antidilutive effect, 5,606 dilutive potential common shares from stock options and 3,994 dilutive potential common shares from the preferred stock conversion have been excluded from the GAAP diluted weighted average shares calculation for the nine months ended September 30, 2004.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$ 79,491	$ 124,366
Accounts receivable, net	269,313	252,822
Inventories, net	32,881	35,590
Deferred income taxes	23,568	24,836
Prepaid expenses and other current assets	19,680	13,296
	_______	_______
Total current assets	424,933	450,910
	_______	_______

Net property, plant and equipment	175,301	183,075
Loan issuance costs, less accumulated amortization of $11,744
in 2005 and $8,317 in 2004	8,510	11,937
Deferred income taxes	11,808	7,913
Goodwill	49,369	49,369
Other assets, less accumulated amortization of $9,089 in 2005
and $8,748 in 2004	29,199	29,261
	_______	_______
	$ 699,120	$ 732,465
	_______	_______
Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$ 42,776	$ 43,246
Accrued expenses and other	146,531	150,317
Current installments of long-term debt	2,420	2,803
Income taxes payable	26,456	20,821
	_______	_______
Total current liabilities	218,183	217,187
	_______	_______

Long-term debt, net of current installments	317,483	442,943
Deferred income taxes	10,668	13,170
Other noncurrent liabilities	9,370	8,364
	_______	_______
	555,704	681,664

Shareholders' equity:
Common stock; authorized 225,000 at September 30, 2005
and December 31, 2004; issued and outstanding
69,784 at September 30, 2005 and 68,694 at December 31, 2004	70	69
Preferred stock; authorized 50,000 at September 30, 2005 and
December 31, 2004; issued and outstanding 0 at September 30,
2005 and December 31, 2004	-	-
Additional paid-in capital	551,247	517,354
Deferred compensation	(6,142)	(1,906)
Retained deficit	(412,283)	(488,071)
Accumulated other comprehensive income	10,524	23,355
	_______	_______
Shareholders' equity	143,416	50,801
	_______	_______
	$ 699,120	$ 732,465
	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine months ended September 30,
	2005	2004
Cash flows from operating activities:
Net earnings	$ 75,788	$ 62,302
Adjustments to reconcile net earnings to net cash provided
by operating activities:
Depreciation and amortization	51,213	43,114
Provision for uncollectible accounts receivable	12,979	7,904
Amortization of deferred gain on sale of headquarters facility	(803)	(803)
Write-off of deferred loan issuance costs	2,308	5,127
Non-cash amortization of stock awards	1,196	218
Tax benefit related to exercise of stock options	19,978	42,402
Change in assets and liabilities:
Increase in accounts receivable, net	(27,920)	(46,476)
Decrease (increase) in inventories, net	3,066	(1,059)
Decrease (increase) in current deferred income taxes, net	1,268	(1,566)
Decrease (increase) in prepaid expenses and other current assets	(5,932)	527
Decrease in accounts payable	(293)	(4,147)
Increase (decrease) in accrued expenses and other	(1,306)	20,657
Increase (decrease) in income taxes payable	5,635	(36,186)
Increase (decrease) in deferred income taxes, net	(6,556)	2,058
	_______	_______
Net cash provided by operating activities	130,621	94,072
	_______	_______
Cash flows from investing activities:
Additions to property, plant and equipment	(54,716)	(63,849)
Decrease (increase) in inventory to be converted into equipment
for short-term rental	1,300	(2,200)
Dispositions of property, plant and equipment	803	1,471
Increase in other assets	(405)	(642)
	_______	_______
Net cash used by investing activities	(53,018)	(65,220)
	_______	_______
Cash flows from financing activities:
Repayment of notes payable, long-term debt, capital lease
and other obligations	(125,710)	(217,289)
Proceeds from exercise of stock options	6,264	9,556
Proceeds from purchase of stock in ESPP	2,213	-
Initial public offering of common stock:
Proceeds from issuance of common stock	-	105,000
Stock issuance costs	-	(10,604)
	_______	_______
Net cash used by financing activities	(117,233)	(113,337)
	_______	_______
Effect of exchange rate changes on cash and cash equivalents	(5,245)	(43)
	_______	_______
Net decrease in cash and cash equivalents	(44,875)	(84,528)
Cash and cash equivalents, beginning of period	124,366	156,064
	_______	_______
Cash and cash equivalents, end of period	$ 79,491	$ 71,536
	_______	_______
Cash paid during the nine months for:
Interest (1)	$ 13,548	$ 29,701
Income taxes	$ 15,413	$ 30,724
Non-cash activity:
Non-cash consideration for exercise of stock options	$ 7	$ 6,443

(1) The amount reflected for 2004 includes purchase premiums of $7.7 million related to the prepayments on our 7 3/8% Senior Subordinated Notes due 2013.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Supplemental Revenue Data
(in thousands)
(unaudited)

	Three months ended September 30,
			Variance
	2005	2004	$	%
Total Revenue:
V.A.C.
Rental	$ 162,814	$ 129,885	$ 32,929	25.4%
Sales	77,715	55,636	22,079	39.7
	_______	_______	______
Total V.A.C.	240,529	185,521	55,008	29.7

Therapeutic surfaces/other
Rental	58,933	58,752	181	0.3
Sales	12,886	12,889	(3)	-
	_______	_______	______
Total therapeutic surfaces/other	71,819	71,641	178	0.2

Total rental revenue	221,747	188,637	33,110	17.6
Total sales revenue	90,601	68,525	22,076	32.2
	_______	_______	______
Total Revenue	$ 312,348	$ 257,162	$ 55,186	21.5%
	_______	_______	_______

USA Revenue:
V.A.C.
Rental	$ 137,252	$ 111,328	$ 25,924	23.3%
Sales	50,791	37,431	13,360	35.7
	_______	_______	______
Total V.A.C.	188,043	148,759	39,284	26.4

Therapeutic surfaces/other
Rental	37,438	37,230	208	0.6
Sales	6,859	7,056	(197)	(2.8)
	_______	_______	______
Total therapeutic surfaces/other	44,297	44,286	11	-

Total USA rental	174,690	148,558	26,132	17.6
Total USA sales	57,650	44,487	13,163	29.6
	_______	_______	______
Total – USA Revenue	$ 232,340	$ 193,045	$ 39,295	20.4%
	_______	_______	_______

International Revenue:
V.A.C.
Rental	$ 25,562	$ 18,557	$ 7,005	37.7%
Sales	26,924	18,205	8,719	47.9
	_______	_______	______
Total V.A.C.	52,486	36,762	15,724	42.8

Therapeutic surfaces/other
Rental	21,495	21,522	(27)	(0.1)
Sales	6,027	5,833	194	3.3
	_______	_______	______
Total therapeutic surfaces/other	27,522	27,355	167	0.6

Total International rental	47,057	40,079	6,978	17.4
Total International sales	32,951	24,038	8,913	37.1
	_______	_______	______
Total – International Revenue	$ 80,008	$ 64,117	$ 15,891	24.8%
	_______	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Supplemental Revenue Data
(in thousands)
(unaudited)

	Nine months ended September 30,
			Variance
	2005	2004	$	%
Total Revenue:
V.A.C.
Rental	$ 445,837	$ 350,026	$ 95,811	27.4%
Sales	213,104	150,286	62,818	41.8
	_______	_______	______
Total V.A.C.	658,941	500,312	158,629	31.7

Therapeutic surfaces/other
Rental	182,895	180,098	2,797	1.6
Sales	44,695	38,571	6,124	15.9
	_______	_______	______
Total therapeutic surfaces/other	227,590	218,669	8,921	4.1

Total rental revenue	628,732	530,124	98,608	18.6
Total sales revenue	257,799	188,857	68,942	36.5
	_______	_______	______
Total Revenue	$ 886,531	$ 718,981	$ 167,550	23.3%
	_______	_______	_______

USA Revenue:
V.A.C.
Rental	$ 376,162	$ 302,682	$ 73,480	24.3%
Sales	135,458	103,715	31,743	30.6
	_______	_______	______
Total V.A.C.	511,620	406,397	105,223	25.9

Therapeutic surfaces/other
Rental	114,511	114,437	74	0.1
Sales	20,314	21,800	(1,486)	(6.8)
	_______	_______	______
Total therapeutic surfaces/other	134,825	136,237	(1,412)	(1.0)

Total USA rental	490,673	417,119	73,554	17.6
Total USA sales	155,772	125,515	30,257	24.1
	_______	_______	______
Total – USA Revenue	$ 646,445	$ 542,634	$ 103,811	19.1%
	_______	_______	_______

International Revenue:
V.A.C.
Rental	$ 69,675	$ 47,344	$ 22,331	47.2%
Sales	77,646	46,571	31,075	66.7
	_______	_______	______
Total V.A.C.	147,321	93,915	53,406	56.9

Therapeutic surfaces/other
Rental	68,384	65,661	2,723	4.1
Sales	24,381	16,771	7,610	45.4
	_______	_______	______
Total therapeutic surfaces/other	92,765	82,432	10,333	12.5

Total International rental	138,059	113,005	25,054	22.2
Total International sales	102,027	63,342	38,685	61.1
	_______	_______	______
Total – International Revenue	$ 240,086	$ 176,347	$ 63,739	36.1%
	_______	_______	_______